UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2007

MMA MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

9440 S. Santa Monica Blvd., Suite 400
Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 402-5901

(Registrant’s telephone number, including area code)

Commerce Development Corporation, Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 5, 2007, the registrant amended its Certificate of Incorporation to (a) change the registrant’s name from “Commerce Development Corporation, Ltd.” to “MMA Media Inc.”, (b) increase the number of authorized shares of the registrant’s common stock, par value $0.001, from 50,000,000 to 100,000,000, (c) increase the number of authorized shares of the registrant’s preferred stock, $0.001 par value, from 5,000,000 to 50,000,000, and (d) effect a forward stock split of the registrant’s common stock whereby each issued and outstanding share of the registrant’s common stock on June 5, 2007 was automatically split, subdivided and reclassified as forty (40) shares of common stock. The registrant’s transfer agent will deliver to the registrant’s stockholders certificates representing the split, subdivided and reclassified shares of the registrant’s common stock beginning on June 7, 2007.

The foregoing description of the Certificate of Amendment to the registrant’s Certificate of Incorporation (the “Certificate of Amendment”) is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01                                                     Other Events.

The registrant appointed Corporate Stock Transfer, Inc. as the new transfer agent for its common stock.  Corporate Stock Transfer, Inc. is located at 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

Beginning June 5, 2007, the new ticker symbol for the registrant’s common stock will be MMAI.

Item 9.01                Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Media Inc.

Date: June 5, 2007	By:	/s/ Michael Kurdziel
Michael Kurdziel
Chief Executive Officer